[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  EXHIBIT 10.111

                            THERAPEUTICS AND DEVICES
                               PURCHASE AGREEMENT

                                    RECITALS:

Baxter Healthcare Corporation, a Delaware corporation, through its BioScience business unit, with offices at One Baxter Parkway, Deerfield, Illinois 60015 ("Baxter") is extending to Coram, Inc., with offices at 1675 Broadway, #900, Denver, CO 80202 ("Customer") the following pricing for the therapeutics and devices ("Therapeutics and Devices") set forth in Exhibit A. This pricing is being offered to Customer in accordance with the terms and conditions of this Therapeutics and Devices Purchase Agreement as well as Exhibits A, B, and C, which exhibits will be incorporated herein and made a part hereof (collectively, the "Agreement"). Baxter and Customer are collectively referred to herein as the "Parties".

Now Therefore, It Is Hereby Agreed As Follows:

1. CONDITIONS OF SALE. Baxter agrees to sell the Therapeutics and Devices to Customer and Customer agrees to purchase the Therapeutics and Devices from Baxter for resale, distribution or use within the United States to patients for whom Customer holds an active prescription for the Therapeutics and Devices and/or to whom Customer provides homecare services.

2. LICENSES. Customer agrees to maintain all licenses necessary for the purchase and dispensing of the prescription Therapeutics and Devices (e.g., state pharmacy license, physician's license) and will forward a copy of such license to Baxter upon request.

3. RESALE OF THERAPEUTICS AND DEVICES. The Therapeutics and Devices purchased under this Agreement are not for resale, barter or trade to other purchasers of such therapeutics and devices or for export without the prior written consent of Baxter. Notwithstanding this restriction, Baxter hereby consents to Customer reselling the Therapeutics and Devices purchased under this Agreement to physician practice wholesale accounts of Customer, for patients whom said physician practice wholesale accounts hold an active prescription for the Therapeutics and Devices. Purchaser will obtain the written consent of Baxter prior to reselling the Therapeutics and Devices to any other wholesale accounts of Customer. Sales or transfers of the Therapeutics and Devices between Customer and its affiliates providing homecare services are permitted provided they comply with the restrictions of this Paragraph 3. "Affiliate" shall mean any entity or person that controls, is controlled by or is under common control with a Party. For purposes of this definition, "control" shall mean (a) in the case of corporate or limited liability company entities, the direct or indirect ownership of at least thirty percent (30%) of the stock, participating shares or member interest entitled to vote, (b) in the case of a partnership, the power customarily held by a general partner owning at least a 50% interest in the Partnership, and (c) in the case of a management contract the power to direct the management of the other entity.

4. TERM. Unless otherwise terminated as herein provided, the term of this Agreement shall begin the date this Agreement is countersigned by Baxter ("Effective Date") and end December 31, 2005, subject to the termination provisions set forth below.

5. VOLUME COMMITMENT. The minimum quantity of Therapeutics and Devices that Customer agrees to purchase during the term of this Agreement is set forth in Exhibit B attached hereto. Customer and Baxter agree that Baxter shall deliver the Therapeutics and Devices in lots, subject to availability, pursuant to Customer's request and Baxter's acceptance. Customer agrees to take delivery of all lots not later than December 15, 2004 for the 2004 volume commitment and December 15, 2005 for the 2005 volume commitment.

6.   FAILURE TO DELIVER.

     (a) In the event Baxter fails to make delivery, for any reason other than a Force Majeure Event, as described in Paragraph 16, or Customer rightfully rejects or justifiably revokes acceptance, then with respect to the Therapeutics and Devices involved, at Customer's option Baxter shall either (i) offer substitute Therapeutics and Devices, or
          (ii) pay Customer an amount equal to [*] of the then applicable invoice price for the Therapeutics and Devices involved as liquidated damages, which figure shall include both incidental and consequential damages.

     (b) In the event Baxter fails to make delivery, or Customer rightfully rejects or justifiably revokes acceptance and Customer must purchase substitute Therapeutics and Devices from third-party sources, then the volume of Therapeutics and Devices purchased from said third-party sources shall be credited towards the annual volume commitment set forth on Exhibit B.

7. FAILURE TO SATISFY VOLUME COMMITMENT. In the event Customer breaches this Agreement by failing to satisfy the volume commitment set forth on Exhibit B, then Customer shall pay to Baxter an amount equal to [*] of the invoice amount of the remaining Therapeutics and Devices as liquidated damages, which figure shall include incidental damages as well as any other applicable damages.

8. SUBSTANTIAL MARKET CHANGE. Customer and Baxter agree that in the event of any industry-wide price change ("Substantial Market Change"), the Parties will meet to discuss adjusting the price of the Therapeutics and Devices affected by said Substantial Market Change within thirty (30) days following written notice by either Party

9. COMPETITIVE PRICING. In the event Customer in good faith determines at any time during the term of this Agreement that the prices, terms and conditions in the aggregate offered by Baxter through this Agreement are not competitive, upon receiving written notice of such determination from Customer, Baxter shall meet and confer in good faith with Customer to discuss competitiveness issues.

10.  PRICING AND PAYMENT TERMS.

     (a) Pricing shall be effective as stated in Exhibit A. The minimum volume commitments and respective effective dates are stated in Exhibit B. Effective July 1, 2005, Baxter may increase the prices specified in Exhibit B by up to [*] for the remaining term of the Agreement.

     (b) Baxter will invoice Customer for payment after the delivery of each lot of Therapeutics and Devices. Payment of an invoice in full within [*] days of the invoice date will entitle Customer to a [*] discount off the invoice price. Invoices will be paid in full not later than [*] days after the invoice date. If unpaid after [*] days of the invoice date, the invoice will be considered past due and will bear a service charge of 1-1/2 percent per month, 18 percent per year (or the highest amount allowed by law, if lower). In the event Customer is delinquent in payment of any amounts to Baxter, whether or not related to this Agreement, and such delinquency in payments is uncured for a period of thirty (30) days following written notice by Baxter to Customer, Baxter may, at its option, declare all amounts owed to it under all agreements as due and payable immediately and terminate this Agreement.

11. PRICE INCENTIVE. A price incentive of [*] in the form of a quarterly rebate ("Incentive") will be paid to Customer should Customer request delivery of and be invoiced for the minimum amounts of Therapeutics and Devices set forth in Schedule C. In the event Baxter is unable to fulfill a lot delivery request of Customer, and said inability impairs Customer's ability to otherwise achieve a minimum quarterly amount of Therapeutics and Devices for any calendar quarter this Agreement is in effect, Customer shall be paid the Incentive for said calendar quarter, except in the event of a Force Majeure Event as described in Paragraph 16.

Each Incentive will be paid to Customer based upon purchases of the Therapeutics and Devices made by Customer directly from Baxter or through its agent FFF Enterprises, Inc., as set forth in Section 24 below. The Incentive shall be calculated by the 15th business day of the second month following the close of the preceding quarter commencing on the Effective Date of this Agreement. Each earned Incentive shall be paid in the form of a check payable to Customer, which check shall be issued within [*] days of the end of the calendar quarter. If at the end of any calendar quarter Customer has purchased less than the Incentive amount set forth in Exhibit C for said calendar quarter as evidenced by Baxter's direct sales reports as well as the trace sales reports, then Customer will not be eligible for an Incentive for that calendar quarter.

12. AUDIT. In the event Baxter has a reasonable basis to question Customer's compliance with Paragraphs 3, 7 and/or 20, of this Agreement or the accuracy of any representation, report or information provided by Customer pursuant to this Agreement, then Baxter may propose in writing to Customer that an independent accountant, reasonably acceptable to Customer, perform an audit to determine compliance with Paragraphs 3, 7 and/or 20 or the accuracy of the representation, report or information. The accountant will provide Customer with appropriate assurances that all information it reviews and receives pursuant to the audit will be maintained in complete confidence and not disclosed to Baxter or any other person or entity without the express written permission of Customer. Upon receipt of such assurances, Customer will permit the accountant to conduct an audit of the pertinent records to assess, as applicable, compliance with Paragraphs 3, 7 and/or 20 and/or the accuracy of the representation, report or information. At the conclusion of the audit, the accountant will advise the Parties whether Paragraphs 3, 7 and/or 20 are being complied with or the representation, report or information was accurate, and if not, what, in its judgment, constitutes noncompliance or what the representation, report or information should have been. In the event the accountant determines that Customer is compliant with Paragraphs 3, 7 and/or 20 and/or the original representation, report or information was accurate, then the entire cost of the audit will be borne by Baxter. In the event the accountant determines that Customer is noncompliant with the Agreement and/or the representation, report or information was inaccurate, and such inaccuracy was material to the performance of the Agreement, then Customer will be solely responsible for the cost of the audit. The representation, report or information that was the subject of the audit will be revised and adjusted to reflect the results of the audit as necessary and the Parties will promptly take action to reconcile their performance under the Agreement with the results of the audit. Anything to the contrary in this section notwithstanding, Baxter may invoke the audit protection provided by this section no more than once each year during the term of this Agreement.

13. TAXES. Customer shall be responsible for payment of all applicable state and/or local sales, use, and/or gross receipts tax receipts resulting from transactions with Baxter regardless of placement of liability for the tax by law.

14. ORDERING PROCEDURE. Orders may be placed by calling Baxter Customer Service at 800.423.2090 or faxed to 800.756.4952. Shipment against any purchase order does not constitute acceptance by Baxter of the terms and conditions or prices stipulated on the purchase order. Shipment of any order, including standing orders, will be made in accordance with terms, conditions and prices in effect, as stated herein, and shall be governed solely by the terms of this Agreement notwithstanding any conflicting or additional terms contained in any purchase order, unless otherwise agreed to in writing by all parties concerned. Baxter cannot guarantee maximum Therapeutics and Devices expiration dating on any Therapeutics and Devices upon delivery. Specific dating needs may be discussed with Customer Service at time of order placement. Baxter agrees that it shall notify Customer in advance of any Therapeutic and Devices being shipped by Baxter to Customer with an expiration date of less than six (6) months from the date of shipment.

15. SHIPPING INFORMATION. Freight terms are F.O.B., Customer's location. Under normal conditions, delivery will be made within seven (7) days of Baxter's acceptance of each order. Additional charges for emergency or overnight deliveries will be the responsibility of Customer and will be added to the invoice.

     (a) DISPUTED INVOICES. An amount in dispute should be deducted from Customer's remittance. PLEASE EXPLAIN THE DEDUCTION ON A LEGIBLE COPY OF THE INVOICE AND ENCLOSE IT WITH THE PAYMENT. Baxter's Account Services Representative will work with Customer to resolve the discrepancy.

     (b) DAMAGE OR SHORTAGE IN SHIPMENT. Baxter exercises extreme care in packing shipments. To minimize the possibility of error, all orders should be counted and inspected prior to acceptance of delivery from the carrier. ANY DAMAGE, SHORTAGE OR OVERAGE SHOULD BE NOTED ON A COPY OF THE CARRIER'S FREIGHT BILL AND THE DRIVER SHOULD COUNTERSIGN THE DOCUMENT. If the damage is excessive do not accept the shipment. Mark on the carrier's freight bill, "Shipment refused, damaged. Return to shipper." Baxter's Customer Service Department should be notified immediately at 800.423.2090. Customer's cooperation in providing this information will enable Baxter to expedite the necessary adjustments.

     (c) PROOF OF DELIVERY. Proof of delivery will be provided if a request is received within ninety (90) days of date of shipment. Due to the expenses involved in obtaining proof of delivery, requests are subject to a $40.00 service fee. In the event that proof of delivery cannot be provided, no service fee will be charged and full credit will be issued to Customer's account.

16. FORCE MAJEURE EVENT. Baxter shall use commercially reasonable efforts to fill orders, but shall not be liable for non-performance or delays caused by a shortage of supply of raw materials, manufacturing problems, delivery or labor problems, intervention of any governmental authority or acts of regulatory agencies, fires, earthquakes, acts of God or causes beyond its control (collectively, a "Force Majeure Event"), and Customer agrees that in such events Baxter, without liability to Customer, may allocate Therapeutics and Devices among all of its customers. Baxter's available supply will be made available on a pro-rata basis to customers with firm commitments. In the event Baxter is notified of and is able to verify a decision which changes the purchase and delivery of Therapeutics and Devices for a patient or a group of patients either to or from Customer, then to the extent it is able, Baxter may have to make appropriate adjustment in the supply of Therapeutics and Devices provided to Customer. Similarly, Customer shall not be liable for non-performance or delays in the performance of its obligations under this Agreement caused by a Force Majeure Event.

17. RETURN GOODS POLICY. Baxter can accept for credit only those Therapeutics and Devices that do not perform satisfactorily under the specified condition, Therapeutics and Devices that may have been damaged during transportation, or Therapeutics and Devices that Customer may have received in error. Due to the biological nature of the Therapeutics and Devices and the government regulations involved, return of the Therapeutics and Devices must be authorized before any returns will be accepted. Customer shall contact Baxter Customer Service for instructions on the return procedure to be followed.

18. WARRANTY. Baxter and its affiliates warrant that Therapeutics and Devices shipped or delivered to Customer will not, at the time of shipment by Baxter or its affiliates, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, nor will such Therapeutics and Devices be an article which may not, under provisions of sections 404 and 505 of said act, be introduced into interstate commerce. Baxter and its affiliates further represent and warrant that all Therapeutics and Devices shipped and delivered to Customer have been manufactured, processed, packed, filled and finished in substantial conformance with the cGMPs as set forth in 21 C.F.R. Parts 210 and
211. Baxter and its affiliates further represent and warrant that all Therapeutics and Devices delivered to Customer when stored and used in accordance with the directions on the labeling, are fit for the purposes and indications described in the labeling. Unless the Therapeutic is used in accordance with its instructions, these warranties are void and of no effect. THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. BAXTER AND ITS AFFILIATES' SOLE OBLIGATION AND CUSTOMER'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY SHALL BE, AT BAXTER'S

OPTION, TO REPAIR OR REPLACE THE THERAPEUTICS AND DEVICES. NEITHER BAXTER NOR ITS AFFILIATES SHALL BE LIABLE FOR PROXIMATE, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES. More warranties may accompany individual Therapeutics and Devices.

19. OTHER DISCOUNTS. Customer acknowledges the dollar value of any Therapeutics and Devices which Customer receives but does not pay for shall be a "discount or other reduction in price" and may be subject to the disclosure requirements of
Section 1128(b)(3)(A) of the Social Security Act. Customer shall disclose this discount or reduction in price under any state or federal program that provides cost or charge-based reimbursement to the participating institution for Therapeutics and Devices or services covered in this price list.

20. TRACE SALES REPORTS. On all purchases from Baxter, Customer agrees to maintain complete and accurate records of the sales of all Therapeutics and Devices covered under this Agreement. Customer agrees to provide monthly trace sales reports, to include the following information:

     (a)  City, state, and zip code of the prescribing physician; and

     (b) Number of units, unit of measure, Baxter product code number or NDC number and ship date.

THE ABOVE INFORMATION MUST BE RECEIVED WITHIN TEN (10) BUSINESS DAYS FOLLOWING THE LAST DAY OF EACH CALENDAR MONTH. The preferred format is Microsoft Excel spreadsheet sent electronically to the Baxter contact listed below.

Baxter spreadsheet information contact:           Customer contact information:
Gregg Caya                                Name: _______________________________
cayag@baxter.com                          Email: ______________________________
1627 Lake Cook Road                       Address: ____________________________
Deerfield, IL 60015                                ____________________________
Ph# 847.940.5951                          Ph # ________________________________
Fax# 847.940.5798                         Fax #________________________________

21.  TERMINATION.

     (a) TERMINATION WITHOUT CAUSE. Either Party shall have the right at any time to terminate this Agreement upon one hundred eighty (180) days prior written notice to the other Party. However, in the event of any material breach of this Agreement by Customer, or in the case of any other action by Customer that Baxter, in its reasonable judgment, deems prejudicial or injurious to the reputation of Baxter or the Therapeutics and Devices, which action remains uncured by Customer after fifteen (15) days written notice by Baxter to Customer, Baxter shall have the right to terminate this Agreement upon five (5) days prior written notice to Customer.

     (b) ORDERS PLACED PRIOR TO TERMINATION. In the event of termination of this Agreement at any time by either Party, with or without cause, under any circumstances whatsoever, Baxter, at its option, may cancel all unfilled orders of Customer for the Therapeutics and Devices outstanding as of the date on which the termination notice is given or this Agreement is automatically terminated.

     (c) CHANGE IN CONTROL. If Customer or any of its affiliates undergoes a Change in Control (as below defined), Customer will so notify Baxter in writing no more than five (5) business days after the date of occurrence of such event, and Baxter will have the right to terminate this Agreement effective with the Change in Control. "Change in Control" means the occurrence at any time of either of the following events:

          (i) Customer sells all or substantially all of its business and/or assets to any Baxter competitor; or

          (ii) Any Baxter competitor has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder or any successor rule or regulation promulgated under the Exchange Act) of 20% or more of (a) the issued and outstanding shares of voting securities or capital stock of Customer, or (b) the equity interest of any other person or entity which holds or controls any material part of Customer's business and/or assets.

22. CONFIDENTIALITY. Neither Customer nor Baxter shall disclose the terms of this Agreement to any other person or entity outside its organization and affiliates other than as required by law. For purposes of this provision, an affiliate is an entity in which Customer or Baxter, as appropriate, maintains an ownership position in or a contractual relationship with, and the disclosure is required so that the disclosing Party may fulfill its obligations hereunder. Except as required by law, neither Party shall make any public announcement concerning the existence of this Agreement or its terms unless such Party receives the prior written approval of the other Party.

23. GROUP PURCHASING ORGANIZATIONS. As to the Therapeutics and Devices set forth in Exhibit A only, Customer represents that (a) it is not a member either directly or indirectly of, or if it is a member has elected not to purchase under, any group purchasing organization that has a group purchasing agreement with Baxter, and (b) during the course of this Agreement, should Customer decide to become a member of a group purchasing organization as it pertains to the Therapeutics and Devices set forth in Exhibit A, then it will give Baxter ninety
(90) days prior written notice of becoming same and Baxter, at its sole discretion, can terminate this Agreement upon five (5) days prior written notice to Customer pursuant to the termination provisions set forth in 20(a) above, and
(c) upon the request of Baxter, Customer will provide confirmation, in writing, of (a) and/or (b) above.

24. AGENT(S). These terms and conditions shall apply to all orders submitted by Customer to Baxter directly or through its agent FFF Enterprises, Inc.

25. COMPLETE AGREEMENT. This Agreement contains the full and complete expression of the rights and obligations of the Parties, and it shall cancel and supersede all other written or oral communications heretofore made by the Parties related to the subject matter hereof including but not limited to that certain Price Agreement entered into between the Parties on November 20, 2002, and effective January 1, 2003 through December 31, 2003, and superceded by that certain Price Agreement entered into on January 8, 2003, and effective January 1, 2003 through December 31, 2003, as amended ("Price Agreement"). The Parties agree that in consideration of this Agreement, each Party expressly waives any claim for monetary damages, liquidated or otherwise, arising out of the other Party's breach of the Price Agreement.

     THIS AGREEMENT IS NOT VALID UNTIL SIGNED BY BAXTER AT ITS HOME OFFICE.

Coram, Inc.                             Baxter Healthcare Corporation
                                        Through its BioScience Business Unit
                                        Sales and Marketing North America Region

By: /s/ Frank Geiger                    By: /s/ Edward Langan
   --------------------------------        ----------------------------------
Name:  Frank Geiger                     Name: Edward Langan
         Authorized Representative                Authorized Representative
Title: SRVP, Materials Management       Title: VP Sales
Date: 3/8/04                            Date: 3/23/04

                                  EXHIBIT A TO
                   THERAPEUTICS AND DEVICES PURCHASE AGREEMENT

                                     PRICING

   IMMUNE GLOBULIN                                         FOR THE PERIOD:          FOR THE PERIOD:       FOR THE PERIOD:
    INTRAVENOUS                                         EFFECTIVE DATE THROUGH   JULY 1, 2004 THROUGH  JULY 1, 2005 THROUGH
   (HUMAN) (IGIV)                DESCRIPTION                 JUNE 30, 2004          JUNE 30, 2005        DECEMBER 31, 2005
---------------------------------------------------------------------------------------------------------------------------
GAMMAGARD S/D 060-384          0.5 GRAM IN 10 ML             [*]                     [*]
 NDC # 00944-2620-01            WITH FILTER SET

GAMMAGARD S/D 060-385          2.5 GRAM IN 50 ML             [*]                     [*]                    PURSUANT TO
 NDC # 00944-2620-01        WITH ADMINISTRATION SET          [*]                     [*]                   PARAGRAPH 10a

GAMMAGARD S/D 060-386          5.0 GRAM IN 100 ML            [*]                     [*]
 NDC # 00944-2620-03        WITH ADMINISTRATION SET          [*]                     [*]

GAMMAGARD S/D 060-387         10.0 GRAM IN 192 ML            [*]                     [*]
 NDC # 00944-2620-04        WITH ADMINISTRATION SET          [*]                     [*]
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
 IVEEGAM EN 923-400         5.0 GRAM STERILE FREEZE          [*]                     [*]                    PURSUANT TO
 NDC # 64193-250-50          DRIED CONCENTRATE OF            [*]                     [*]                   PARAGRAPH 10a
                                   HUMAN IGG
---------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT B TO
                   THERAPEUTICS AND DEVICES PURCHASE AGREEMENT

        GAMMAGARD S/D, SOLVENT DETERGENT TREATED IGIV VOLUME COMMITMENTS

YEAR        VOLUME COMMITMENT (IN GRAMS)
----------------------------------------
2004                  [*]
----------------------------------------
2005                  [*]
----------------------------------------

                                  EXHIBIT C TO
                   THERAPEUTICS AND DEVICES PURCHASE AGREEMENT

GAMMAGARD S/D, SOLVENT DETERGENT TREATED IGIV MINIMUM INCENTIVE AMOUNTS

   2004 GAMMAGARD S/D, SOLVENT DETERGENT TREATED IGIV MINIMUM INCENTIVE AMOUNT

QUARTER:                                 Q1        Q2       Q3         Q4
-----------------------------------------------------------------------------
LOT QUANTITY PER QUARTER (IN GRAMS):   [*]       [*]      [*]        [*]

   2005 GAMMAGARD S/D, SOLVENT DETERGENT TREATED IGIV MINIMUM INCENTIVE AMOUNT

QUARTER:                                 Q1        Q2       Q3         Q4
-----------------------------------------------------------------------------
LOT QUANTITY PER QUARTER (IN GRAMS):   [*]       [*]      [*]        [*]